Exhibit 10.7

FORM OF

TRANSITION SERVICES AGREEMENT

THIS TRANSITION SERVICES AGREEMENT (“TSA”) is made as of the          day of                 , 2008 by and between FMC Technologies, Inc., a company organized and existing under the laws of the State of Delaware (“FMC”) and John Bean Technologies Corporation, a company organized and existing under the laws of the State of Delaware (“Spinco”) (collectively FMC and Spinco are referred to as the “Parties” and individually as “Party”). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the SDA (as defined below).

W I T N E S S E T H

WHEREAS, pursuant to a Separation and Distribution Agreement (“SDA”) between FMC and Spinco, as of [                ], 2008, on the date hereof Spinco has been separated from FMC pursuant to the Separation, Contribution and Distribution transactions described in the SDA (the “Transaction”);

WHEREAS, from time to time in the past FMC has provided various services to the Spinco Business (“Past Services”);

WHEREAS, Spinco and FMC each require and has requested from the other assistance in the temporary provision of the services and resources described below and identified on the annexes attached hereto (the “TSA Annexes”) (collectively referred to, including any additional services added pursuant to Section 1(c), as the “Services”), and each Party desires and has agreed to provide the other Party with such Services upon the terms and conditions hereinafter set forth below.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter set forth, the Parties hereto, intending to be legally bound, hereby agree as follows:

1. Services.

(a) FMC agrees to furnish or cause to be furnished to Spinco or its designees the Services identified as being provided from FMC to Spinco on the TSA Annexes. Spinco agrees to furnish or cause to be furnished to FMC or its designees the Services identified as being provided from Spinco to FMC on the TSA Annexes.

(b) FMC or Spinco, as applicable, may, with respect to a Service affected by a change in law or other pronouncement having the effect of law of any governmental authority of any jurisdiction (“Law”) which makes the provision of all or a portion of such Service illegal or otherwise prohibited make any necessary change to all or a portion of the Service affected by such change in Law in order to comply with such change in Law provided that it shall use its commercially reasonable efforts to provide the other Party with as much prior notice as is practicable and shall cooperate in good faith with the other Party to enter into alternative arrangements with respect to such Service.

(c) With respect to any additional service requested by Spinco (the “Additional Service”) during the term of this TSA that (x) is not described in this TSA (including the TSA Annexes), (y) will assist Spinco in the orderly transition of the Business and (z) FMC provided to the Spinco Business as part of the Past Services and is reasonably capable of providing, FMC will negotiate mutually acceptable arrangements with respect to the provision, cost and term of such Additional Service with Spinco in good faith. With respect to any additional service requested by FMC during the term of this TSA that (x) is not described in this TSA (including the TSA Annexes), (y) will assist FMC in an orderly transition and (z) FMC received from the Spinco Business prior to the separation and distribution of the Spinco Business, and which Spinco is reasonably capable of providing, Spinco will negotiate mutually acceptable arrangements with respect to the provision, cost and term of such additional service with FMC in good faith.

2. Migration from Services. Notwithstanding the termination date of the Services set forth in the TSA Annexes, each party will use its commercially reasonable efforts to reduce or eliminate such party’s dependency on the Services as soon as reasonably practicable after the Closing.

3. Costs of and Payment for Services.

(a) Costs. Except to the extent otherwise specified with respect to any particular Service on any TSA Annex, the Services provided to Spinco or FMC, as applicable, under Section 1 shall be charged to the receiving Party in an amount equal to (i) the Fully Burdened Costs (defined herein below), without any mark-up thereon, plus (ii) any reasonable out-of-pocket costs. For purposes of this TSA, “Fully Burdened Costs” shall be defined as the direct labor costs and any associated indirect costs reasonably and actually incurred to provide that Service.

(b) Billing and Payment. On or about the tenth (10th) day of each calendar month, each Party shall deliver an invoice to the other Party, or to a designated subsidiary, for Services furnished by the invoicing party calculated in accordance with Section 3(a) of this TSA. If actual charges are not available on the tenth (10th) of the month, billing may be based on the prior month’s actual billing and then adjusted to actual in the following month. The monthly invoice shall provide a separate itemization for each supplied services identified in the TSA Annexes. Payment shall be due on or before the last day of the month in which the invoice is rendered.

(c) Taxes. A Party that provides (or causes its Affiliates to provide) a service under this Agreement (the “Service Provider”) will provide sufficiently detailed invoices to the other Party (the “Recipient Party”) and its Affiliates to allow them to determine the amount of any sales, use, value-added, goods and services, or similar taxes of any nature that they owe in each applicable jurisdiction. Without limiting the foregoing, the Service Provider will provide invoices that include all the detail required of such invoices by the applicable taxing authority or authorities and that otherwise meet the requirements imposed by such taxing authority or

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authorities in respect of such invoices. The Service Provider and the Recipient Party shall cooperate to determine, as among the Recipient Party and its Affiliates, which of them will be the addressee or addressees of such invoices. In the case of all such taxes, the Recipient Party and its Affiliates shall not be obligated to pay such taxes to the Service Provider, if and to the extent that any of them has provided a valid exemption certificate or other documentation that would eliminate or reduce the obligation to collect and/or pay such taxes. In the event any tax is required under applicable law to be withheld from a payment by a Recipient Party or any of its Affiliates for a service provided hereunder, the person making such payment shall withhold such tax and pay it over to the applicable taxing authority, and the amount withheld shall be considered for all purposes of this Agreement to have been paid to the Service Provider. The Service Provider and the Recipient Party agree to cooperate to determine whether and to what extent there is a requirement under applicable law to withhold tax from any payment, provided that in the case of any dispute, the Recipient Party shall have the right to withhold any tax it reasonably determines is appropriate.

4. Warranties.

(a) FMC represents and warrants that its Services shall be performed consistent with FMC’s past practices with respect to the performance of such Services. Spinco represents and warrants that its Services shall be performed consistent with the Spinco Business’s past practices with respect to the performance of such Services. FMC and Spinco make no other warranties or representations regarding the adequacy or effectiveness of the Services and, except as set forth herein, disclaim any warranties regarding the Services made by any of its employees, representatives or others.

(b) Each Party shall provide to the other Party all information, data and materials as are reasonably necessary and are requested by the other Party to enable it to supply the relevant Service.

5. Limitation of Liability.

(a) Each Party’s entire liability with respect to its performance of the Services is limited to the recovery by the receiving Party of direct damages arising from the supplying Party’s failure to provide Services in substantially the same manner and with substantially the same degree of care and skill with which FMC or the Spinco Business, as applicable, historically performed such Services.

(b) Notwithstanding anything to the contrary contained herein, each Party for and on behalf of itself and its parent, subsidiary and affiliated companies releases the other Party and their parent, subsidiary and affiliated companies from any claims for consequential, incidental, indirect or punitive damages of any kind or character, including, but not limited to, loss of use, loss of profit, loss of revenue, or loss of bargain (collectively “Consequential Damages”) whenever arising under this TSA and no claim shall be made by either Party, its parent, subsidiary or affiliated companies against any other Party, its parent, subsidiary or affiliated companies REGARDLESS OF WHETHER SUCH CLAIM IS BASED OR CLAIMED TO BE BASED ON NEGLIGENCE (INCLUDING SOLE, JOINT, ACTIVE, PASSIVE OR

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CONCURRENT NEGLIGENCE), FAULT, BREACH OF WARRANTY, BREACH OF AGREEMENT, STATUTE, STRICT LIABILITY OR OTHERWISE.

(c) Notwithstanding anything to the contrary contained herein, FMC shall be liable in any case of illness, injury or death to FMC’s or its affiliates’ employees and in any case of loss or damage to FMC’s or its affiliates’ property arising out of or relating to the Services under this TSA REGARDLESS OF WHETHER CAUSED OR BROUGHT ABOUT BY SPINCO’S OR ITS AFFILIATES’ NEGLIGENCE (INCLUDING ACTIVE, PASSIVE, SOLE, JOINT OR CONCURRENT NEGLIGENCE) OR ANY OTHER THEORY OF LEGAL LIABILITY, INCLUDING STRICT LIABILITY, BREACH OF CONTRACT, BREACH OF WARRANTY OR OTHERWISE, and FMC shall defend, protect, indemnify and hold harmless Spinco, its parent, subsidiary and affiliated companies and all of their officers, directors, employees and representatives from and against any loss, cost, claim, any obligation to indemnify another arising under this TSA, suit, judgment, award or damage (including reasonable attorney’s fees) or other liability of any nature whatsoever on account of such illness, injury, death, loss or damage.

(d) Notwithstanding anything to the contrary contained elsewhere herein, Spinco shall be liable in any case of illness, injury or death to Spinco’s or its affiliates’ employees and in any case of loss or damage to Spinco’s or its affiliates’ property arising out of or relating to the performance of Services under this TSA REGARDLESS OF WHETHER CAUSED OR BROUGHT ABOUT BY FMC’S OR ITS AFFILIATES’ NEGLIGENCE (INCLUDING ACTIVE, PASSIVE, SOLE, JOINT OR CONCURRENT NEGLIGENCE) OR ANY OTHER THEORY OF LEGAL LIABILITY, INCLUDING STRICT LIABILITY, BREACH OF CONTRACT, BREACH OF WARRANTY OR OTHERWISE, and Spinco shall defend, protect, indemnify and hold harmless FMC, its parent, subsidiary and affiliated companies and all of their officers, directors, employees and representatives from and against any loss, cost, claim, any obligation to indemnify another arising under this TSA, suit, judgment, award or damage (including reasonable attorney’s fees) or other liability of any nature whatsoever on account of such illness, injury, death, loss or damage.

6. Term.

(a) This TSA shall commence when executed by the Parties and, unless extended in whole or in part by mutual written agreement or earlier terminated upon ten (10) calendar days prior written notice from the service recipient to the service provider with respect to some or all of the services from the provider to the recipient, will terminate on the earlier of (i) December 31, 2008 (except with respect to any Service for which the applicable TSA Annex provides for a later termination or expiration) or (ii) with respect to the Services on any TSA Annex, the date of termination of such Services pursuant to the applicable TSA Annex. Any request for the continuation of any of the Services beyond December 31, 2008 shall be made in writing not later than December 1, 2008 and such Service period shall be extended only upon a mutual written agreement setting forth the terms, conditions and pricing for such Service. Notwithstanding the foregoing, the payment obligations as well as the provisions of Sections 4 and 5 shall survive the expiration or termination of this TSA.

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(b) In the event of termination for any reason whatsoever of any Service pursuant to this TSA:

(i)	Spinco or FMC or their respective affiliates, as applicable, immediately shall cease to make use of the relevant Service; and

(ii)	each Party respectively shall, as appropriate, promptly return, at its own cost, all documents, manuals, statements and other such materials, and all copies thereof, of whatever nature supplied under or in connection with such Party’s performance hereunder and which contains confidential or proprietary information of the other Party. If requested, each Party shall certify that it has fully complied in all respects with this provision upon the return of any such documentation or materials.

7. Force Majeure. Neither FMC nor Spinco or any of their respective affiliates shall be liable to the other for damages caused by the interruption, suspension, reduction or curtailment of Services caused by circumstances (“Force Majeure”) beyond the control of the supplying Party, including, but not limited to, an act of God, strike, lockout or other industrial disturbance, accident, act of the public enemy, war (declared or undeclared), sabotage, blockade, revolution, public riot, lightning, fire, storm, flood, drought, earthquake, landslide, explosion, governmental restraint or action, delays in transportation and any other cause whether of the kind specifically enumerated above or otherwise which is not reasonably within the control of the Party affected by such event. The affected Party may omit the supply or acceptance of such interrupted, changed, suspended, reduced, delayed or disrupted Services, as the case may be, during the period of continuance of such circumstances.

8. Notices. Any notice required or permitted herein may be hand delivered, telexed, faxed or mailed properly addressed to the Party to be notified at the address set forth in Section 9.4 of the SDA or such other address (and details) as that Party may notify to the other in writing from time to time in accordance with the provisions thereunder. Notices provided hereunder shall be deemed given to a Party upon delivery, when delivered by hand or fax; three (3) calendar days after deposit in the U.S. mail, when deposited in the U.S. mail, first class, certified, with proper postage prepaid; and, on the next business day when delivered by nationally recognized overnight mail service with proper postage prepaid.

9. Assignment. This TSA may not be assigned by either Party without the prior written consent of the other, which consent shall not be unreasonably withheld, and any attempt to make such an assignment shall be void and ineffective provided, however, that either Party may assign all (but not less than all) of its rights and obligations under this Agreement without such consent (i) to one or more of its Affiliates and (ii) to a successor in a transfer of all or substantially all of the assets of such Party; provided further, that in the case of any assignment by Spinco, Spinco shall remain liable for its obligations hereunder; provided further that no such assignment shall have the effect of changing the scope, amount or delivery of the Services unless the non-assigning Party has specifically agreed to such changes.

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10. Governing Law. The construction, performance, and completion of this TSA shall be governed by the laws of the State of Delaware without giving effect to the principles of choice of law or conflicts of laws of any jurisdiction.

11. No Partnership. Nothing contained in or relating to this TSA shall constitute or be deemed to constitute a partnership or joint venture between the Parties.

12. No Agency. Unless otherwise specifically agreed in writing, no Party shall have or hold itself out as having any authority or agency to act on behalf of the other Parties.

13. Waiver. The failure at any time of any Party to require performance by the other Parties of any responsibility or obligation provided for in this TSA shall in no way affect the full right to require such performance at any time thereafter, nor shall the waiver by any such Party of a breach of any provision of this TSA by the other Parties constitute a waiver of any succeeding breach of the same or any other provision.

14. Entire Agreement. This TSA, together with the TSA Annexes, constitutes the entire agreement of FMC and Spinco with respect to the subject matter hereof and supersedes all prior agreements and understandings related to the Services, oral and written, among the Parties with respect to the subject matter hereof. In case of conflict with the APA, the provisions of this TSA shall take precedence with respect to the subject matter hereof.

15. Headings. The headings contained herein are for the sole purpose of convenience of reference and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this TSA.

16. Disclosure Consent.

(a) The Parties shall treat (and each shall direct its employees, counsel, auditors and representatives to treat) the contents of this TSA, all information, materials, proprietary information, observations and data obtained from or exchanged (whether in writing, orally, electronically or by other means and whether directly or indirectly) among the Parties hereto (the “Confidential Information”) as confidential and each shall refrain from disclosing any Confidential Information, in whole or part, to any third person without the consent of the other Party (which consent shall not be unreasonably withheld) except to the extent necessary for the enforcement hereof or as provided in Section 16(b) below (it being understood by the Parties that confidentiality obligations of any Party hereunder shall not apply to information which can be shown to have been generally available to the public other than as a result of a breach hereof). Access to Confidential Information by a receiving Party shall not accord to such Party any license or other intellectual property rights in such Confidential Information.

(b) Notwithstanding the provisions of Section 16(a), the Parties acknowledge that any Party may be required by law to disclose the existence of this TSA or its terms and conditions to governmental agencies and regulatory authorities, and the Parties hereby consent to such disclosure by all Parties if so required.

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17. Governing Text. This TSA is entered into in the English language. Should a translation of this TSA into any other language be required or desired for any reason, it is understood that in all matters involving the interpretation of this TSA, the English text shall govern.

18. Disputes. Any dispute arising in connection with this TSA shall be resolved in accordance with the dispute resolution provisions in the APA, which terms are incorporated herein by reference.

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IN WITNESS WHEREOF, FMC and Spinco have each caused this TSA to be executed by their respective duly authorized officers as of the year and date first above written.

FMC TECHNOLOGIES, INC.	JOHN BEAN TECHNOLOGIES CORPORATION

By:	By:

Name:	Name:

Title:	Title:

Signature Page for Transition Services Agreement